Exhibit 28(i)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of The TETON Westwood Funds as filed with the Securities and Exchange Commission on or about January 26, 2024.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
January 26, 2024